Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated November 25, 2024, relating to the consolidated financial statements and schedule and the effectiveness of internal control over financial reporting of Blue Bird Corporation (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended September 28, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

Atlanta, Georgia

December 23, 2024